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                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 25, 2000 relating to the consolidated financial statements and financial statement schedule of Simple Technology, Inc., which appear in Simple Technology, Inc.'s Form S-1 (File No. 333-32478).


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Orange County, California
February 8, 2001